UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)


Filed by the Registrant      [ ]
Filed by a Party other than the Registrant  [X]

Check appropriate box:
[ ]        Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[X]        Soliciting Material under Rule 14a-12

                                AZTAR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          PINNACLE ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                                          Filed by: Pinnacle Entertainment, Inc.
                                                         Pursuant to Rule 14a-12
                                       under the Securities Exchange Act of 1934

                                              Subject Company: Aztar Corporation
                                                      Commission File No. 1-5440



On April 19, 2006, Pinnacle Entertainment, Inc. published the following press release:

[PINNACLE ENTERTAINMENT LOGO]                PINNACLE ENTERTAINMENT, INC.
                                             3800 Howard Hughes Parkway
                                             Las Vegas, Nevada 89109
                                             NYSE: PNK
================================================================================

FOR FURTHER INFORMATION:

PINNACLE ENTERTAINMENT:                  JOELE FRANK, WILKINSON BRIMMER KATCHER:
-----------------------                   --------------------------------------
Lewis Fanger (Investors)-(702)784-7777 Matthew Sherman (Media)-(212) 355-4449 Pauline Yoshihashi (Media)-(702)784-7777

PINNACLE ENTERTAINMENT AMENDS MERGER AGREEMENT WITH AZTAR CORPORATION TO INCREASE PRICE TO $43.00 PER COMMON SHARE

LAS VEGAS, APRIL 19, 2006 - Pinnacle Entertainment, Inc. (NYSE: PNK) today announced that its Board of Directors has unanimously approved an increase in the per-share price under the Company's merger agreement to acquire all of the outstanding common shares of Aztar Corporation (NYSE: AZR) to $43.00 per share in cash. The purchase price for each share of Aztar Series B preferred stock has been increased to $454.79 in cash. The fully financed transaction includes approximately $1.65 billion in equity on a fully diluted basis and the refinancing of all of Aztar's outstanding indebtedness.

As announced on March 13, 2006, Pinnacle and Aztar entered into a definitive merger agreement under which Pinnacle would acquire all of the outstanding common shares of Aztar for $38.00 per share in cash. In raising the proposed merger price to $43.00 per share, Pinnacle exercised its right under the merger agreement to respond to a third-party proposal.

ABOUT PINNACLE ENTERTAINMENT
Pinnacle Entertainment owns and operates casinos in Nevada, Louisiana, Indiana and Argentina, owns a hotel in Missouri, receives lease income from a card club casino in the Los Angeles metropolitan area, has been licensed to operate a small casino in the Bahamas, and owns a casino site and has significant insurance claims related to a hurricane-damaged casino previously operated in Biloxi, Mississippi. Pinnacle opened a major casino resort in Lake Charles, Louisiana in May 2005 and a new replacement casino in Neuquen, Argentina in July 2005. Pinnacle also has two casino development projects in the St. Louis, Missouri area. The development projects are dependent upon final approval by the Missouri Gaming Commission.

FORWARD-LOOKING STATEMENT

All statements included in this press release, other than historical information or statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding Pinnacle's pending acquisition of Aztar, the growth opportunities and synergies for the combined company, current and potential future development opportunities and anticipated opening dates, are based on Pinnacle management's current expectations and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) the risk that the acquisition does not close; (b) the substantial increase in Pinnacle's indebtedness if the acquisition closes; (c) Pinnacle's redevelopment of the Tropicana Las Vegas site would be a project of a larger scale than any Pinnacle has undertaken, and is subject to significant risks and contingencies, including the availability and cost of financing and construction risks; (d) the combined company's post-acquisition results of operations may not meet expectations, which may make it difficult for Pinnacle to service the debt Pinnacle would incur in the transaction; (e) the risk that new projects and expansions could strain Pinnacle's financial resources and might not provide for a sufficient return, if any; (f) significant competition facing Pinnacle in all of its markets; (g) many construction-related factors could prevent Pinnacle from completing its construction and development projects within budget and on time; and (h) other risks, including those as may be detailed from time to time in Pinnacle's filings with the Securities and Exchange Commission ("SEC"). For more information on the potential factors that could affect Pinnacle's financial results and business, review Pinnacle's filings with the SEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This press release may be deemed to be solicitation material in respect of the proposed merger of Aztar and Pinnacle. In connection with the proposed merger, Aztar plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF AZTAR ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Aztar. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Aztar with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Aztar's other filings with the SEC may also be obtained from Aztar. Free copies of Aztar's filings may be obtained by directing a request to Aztar Corporation, 2390 East Camelback Road, Suite 400, Phoenix, Arizona 85016,
Attention: Secretary. Aztar, Pinnacle and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Aztar's stockholders in favor of the proposed merger. Information regarding Aztar's directors and executive officers is available in Aztar's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 10, 2006. Information regarding Pinnacle's directors and executive officers is available in Pinnacle's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 13, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.